Exhibit 99.1

DIGIRAD ANNOUNCES PRELIMINARY ANNUAL MEETING RESULTS

Preliminary Results Indicate Shareholders Elect all Five Company Nominees

POWAY, CA - May 8, 2013 - Digirad Corporation (NASDAQ: DRAD) today announced preliminary voting results for the Company's Annual Meeting, which was held on May 3, 2013. The preliminary results indicate that each of the five Company nominees was elected to the Digirad Board of Directors. Digirad's five directors are: Jeffrey E. Eberwein, John M. Climaco, Charles M. Gillman, James B. Hawkins, and John W. Sayward.

Corporate Election Services, the independent inspector of elections, will tabulate and certify the election results, and final results will be announced when they are certified.

Preliminary results show more than 15 million votes, or approximately 78% of the outstanding shares, were voted in the election and a solid majority were cast for each of the five Digirad nominees.

In addition, the preliminary results indicate that Digirad shareholders approved the advisory vote on executive compensation and non-employee director compensation and ratified the appointment of Ernst & Young LLP as the Company's independent registered public accountants.

Jeff Eberwein, Chairman of the Board of Directors, stated, "On behalf of the entire Board, I wish to thank our shareholders for their support. I look forward to working with the highly qualified group of directors we have assembled to continue building and delivering value for Digirad's shareholders."

About Digirad Corporation
Digirad is one of the largest national providers of in-office nuclear cardiology imaging and ultrasound services to physical practices, hospitals and imaging centers, and also sells medical diagnostic imaging systems for nuclear cardiology and general nuclear medicine applications. For more information, please visit www.digirad.com. Digirad® and Cardius® are registered trademarks of Digirad Corporation.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with changes in business conditions, technology, customers' business conditions, reimbursement, radiopharmaceutical shortages, economic outlook, operational policy or structure, acceptance and use of Digirad's camera systems and services, reliability, recalls, analysis of potential impairment and restructuring charges, the conclusion of the Company's audit and other risks detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

Investor Contact: Matt Clawson Allen & Caron 949-474-4300 matt@allencaron.com	Company Contact: Jeffry Keyes, CFO 858-726-1600 ir@digirad.com